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                                                                 EXHIBIT (23)(b)



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of SouthTrust Corporation on Form S-4 of our report dated January 24, 1995, relating to the consolidated financial statements of CNB Capital Corp. and subsidiary as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus insofar as it relates to CNB Capital Corp. and subsidiary.

We also consent to the inclusion of our opinion dated March 28, 1995 with respect to certain federal income tax consequences to the holders of CNB Common Stock resulting from the Merger as exhibit 8 to this Registration Statement and, to the reference to us under "Certain Federal Income Tax Considerations" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Jackson, Mississippi
March 28, 1995